CORPORATE ACCESS NUMBER: 2015781590

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMALGAMATION

COUGAR OIL AND GAS CANADA INC.
IS THE RESULT OF AN AMALGAMATION FILED ON 2011/01/01.

Amalgamate Alberta Corporation - Registration Statement

Alberta Registration Date: 2011/01/01

Corporate Access Number: 2015781590

Service Request Number:	15700551
Alberta Corporation Type:	Named Alberta Corporation
Legal Entity Name:	COUGAR OIL AND GAS CANADA INC.
French Equivalent Name:	
Nuans Number:	
Nuans Date:	
French Nuans Number:	
French Nuans Date:	

REGISTERED ADDRESS

Street:	1120, 833 - 4TH AVENUE, S.W.
Legal Description:	
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3T5

RECORDS ADDRESS

Street:	1120, 833 - 4TH AVENUE, S.W.
Legal Description:	
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3T5

ADDRESS FOR SERVICE BY MAIL

Post Office Box:	
City:	
Province:	
Postal Code:	
Internet Mail ID:	

Share Structure:	UNLIMITED NUMBER OF COMMON SHARES AND PREFERRED SHARES, AS SET OUT IN SCHEDULE "A" ATTACHED.

Share Transfers

Restrictions:	NO RESTRICTIONS
Number of Directors:	
Min Number Of Directors:	1
Max Number Of Directors:	7
Business Restricted To:	NO RESTRICTIONS
Business Restricted From:	NO RESTRICTIONS
Other Provisions:	SEE SCHEDULE "B" ATTACHED.

Professional Endorsement Provided:	
Future Dating Required:	
Registration Date:	2011/01/01

Director

Last Name:	DOWELL
First Name:	BRUCE
Middle Name:	R.
Street/Box Number:	R.R. #1
City:	CARSTAIRS
Province:	ALBERTA
Postal Code:	T0M 0N0
Country:	
Resident Canadian:	Y
Named On Stat Dec:	

Last Name:	LISCHKA
First Name:	LEE
Middle Name:	
Street/Box Number:	3155 LEDUC CRESCENT
City:	CALGARY
Province:	ALBERTA
Postal Code:	T3E 5X1
Country:	
Resident Canadian:	Y
Named On Stat Dec:	

Last Name:	TIGHE
First Name:	WILLIAM
Middle Name:	

Street/Box Number: 1120, 833 - 4TH AVENUE, S.W.
City: CALGARY
Province: ALBERTA
Postal Code: T2P 3T5
Country:
Resident Canadian: Y
Named On Stat Dec:

Last Name: WATT
First Name: GLENN
Middle Name:
Street/Box Number: 1120, 833 - 4TH AVENUE, S.W.
City: CALGARY
Province: ALBERTA
Postal Code: T2P 3T5
Country:
Resident Canadian: Y
Named On Stat Dec: Y

Last Name: BRIMACOMBE
First Name: WILLIAM
Middle Name: E.
Street/Box Number: 1120, 833 - 4TH AVENUE, S.W.
City: CALGARY
Province: ALBERTA
Postal Code: T2P 3T5
Country:
Resident Canadian: Y
Named On Stat Dec:

Last Name: GALACHIUK
First Name: PAUL
Middle Name:
Street/Box Number: 629B - 2ND AVENUE, N.W.
City: CALGARY
Province: ALBERTA
Postal Code: T2N 0E2
Country:
Resident Canadian: Y
Named On Stat Dec:

Last Name: HAMILTON

First Name: MICHAEL
Middle Name:
Street/Box Number: 245 PROSPECT AVENUE, APARTMENT LP-D
City: HACKENSTACK
Province: NEW JERSEY
Postal Code: 07601
Country:
Resident Canadian: Y
Named On Stat Dec:

Amalgamating Corporation

Corporate Access Number	Legal Entity Name
2013313669	COUGAR OIL AND GAS CANADA INC.
2014388215	COUGAR ENERGY, INC.

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Other Rules or Provisions	ELECTRONIC	2011/01/01
Share Structure	ELECTRONIC	2011/01/01
Statutory Declaration	10000407104862347	2011/01/01

Registration Authorized By: DARRYL DOUGLAS
SOLICITOR